Exhibit 10.15

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement”) is by and between Patrick Harkleroad (“Individual”), and Amergent Hospitality Group, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Individual has been employed by the Company as the position of Chief Financial Officer, and in that capacity, has provided services to the Company.

WHEREAS, the initial term of the Individual’s Employment Contract, dated January 7, 2019, ended December 31, 2020 (“Employment Contract”).

WHEREAS, Individual provided written Resignation Notice to the Board of the Company on November 24, 2020. As stated in this Resignation notice, though Individual did not provide the required 90-day notice period under his Employment Contract, Individual provided the Company the option to retain his services for a period of up to six months upon mutually agreeable terms between the Company and the Individual after December 31, 2020.

WHEREAS, the Company’s board of directors waived the 90-day notice of non-renewal required pursuant to the Employment Contract, at Individual’s request, and accepted Individual’s resignation of employment effective December 31, 2020.

WHEREAS, Individual provided a transition list of items to the Company via email on November 24, 2020 to help define what duties need to be transitioned to a new Chief Financial Officer and Controller for the Company (“Transition List”);

WHEREAS, the parties desire to enter into this Agreement to reflect their mutual undertakings, promises, and agreements concerning the post-termination services Individual will provide to the Company and the separation benefits to be provided to Individual upon or by reason of such separation from employment.

NOW, THEREFORE, in exchange for the valuable consideration paid or given under this Agreement and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties knowingly and voluntarily agree to the following terms:

TERMS

1.	Separation Date and Effect of Separation. The parties hereby agree that Individual’s employment with the Company terminated effective December 31, 2020 (“the Separation Date”), which was the end date of the Individual’s Employment Contract (provided notice of non-renewal was timely provided by Individual to the Company). Effective as of the Separation Date, Individual does hereby accept such termination, from all corporate, board, and other offices and positions he held with the Company and all of its affiliates.

2.	Final Pay and Benefits. Individual acknowledges he has received the following payments in accordance with the ending of his employment with the Company:

a.	Final Pay. Individual acknowledges and agrees that he has received payment of his regular base salary, minus applicable taxes and withholdings, through the Separation Date and that such payment was received on or within six days after the Separation Date. Individual shall not receive from the Company or its affiliates any other base salary, wages, commissions, bonuses, or other forms of remuneration or compensation relating to employment after the Separation Date other than as provided for in this Agreement.

b.	Reimbursement of Business Expenses. Individual acknowledges and agrees that he has received reimbursement of all reasonable business expenses properly incurred by him in accordance with Company policy before the Separation Date.

3.	Separation Benefits. Contingent upon Individual’s timely execution and return to the Company of this Agreement and its non-revocation, the Company shall provide Individual, or cause Individual to receive, the separation benefits set forth below in this paragraph (the “Separation Pay”).

Severance Pay. The Company has paid Individual “Separation Pay” in the amount of (i.) $6,236.29 (less applicable withholding) on January 15th, and (ii) $6,238.29 on January 29th , represents a sum equal to the Individual’s regular pay through and including, January 24th 2021, plus the Company shall pay Individual (ii) the sum of twenty two thousand five hundred dollars ($22,500.00) (less applicable withholding), payable in equal installments consistent with the Company’s regular payroll periods, beginning with the payroll period ending on or about February 12th through and including the April 9th payroll period. In addition, and provided Individual has supplied the Transition Services (as defined below) to the Company’s reasonable satisfaction and has signed after April 1, 2021 and left unrevoked the Supplemental Release attached hereto as Exhibit A, The Company will pay Individual an additional fifteen thousand dollars ($15,000.00) on May 15th. Unless the Company provides written notification to the Individual that the Individual has not provided the Transition Services to the reasonable satisfaction of the Company with specifics as to what issues need to be addressed, with the ability for the Individual to cure said issues within a reasonable timeframe, the above Severance Payments will be paid.

4.	Transition Services. As Individual provided in his Transition List to the Company on November 24, 2020, Individual agrees that, during the period beginning with the execution of this Agreement and through March 31, 2021, Individual will, as an independent contractor and in consideration for the Severance Pay, provide the following “Transition Services” to the Company upon reasonable request from the Company:

A.	Assist the Company with transitioning current bank accounts and setting up new bank accounts

B.	Assist the Company with transitioning all ACH payments to the new bank accounts

C.	Assist the Company, its CFO and third-party advisors with the preparation and filing of the lOK due by 3/31/21, with applicable extensions as required by the Company

D.	Assist the Company, its CFO and third-party advisors with the preparation and filing of the lOQ due by 5/15/21, with applicable extensions as required by the Company

E.	Assist the Company and its CFO and third-party advisors with the preparation and filing of the 2020 tax return, with applicable extensions as required by the Company

F.	Assist the Company and its CFO and third party advisors with the preparation of the 2020 Audit, with applicable extensions as required by the Company

G.	Assist the Company and its new Controller and third party advisors with transition services for the preparation of the 13 week rolling cash flow forecast

H.	Assist the Company and its new Controller with the process of reviewing from Provident Hospitality weekly check runs, which includes being available on check cutting day, which is typically Thursday

I.	Assist the company with issues relating to franchisee, franchisor, and lease agreements, and other material agreements as requested

J.	Assist the company and its new Controller with the transition of Provident Hospitality monthly reporting, with Provident’s assistance, as the monthly reporting is currently being completed by Provident

K.	Process including the reconciliation of bank balances with assistance of Provident, who handles this task for the Company currently

L.	Assist the company with the resolution of its historical pay roll tax issues

M.	Assist the company with is preparation application and processing of PPP (1 and 2) and EIDL loans including the application for forgiveness of both

N.	All other services reasonably requested by company to continue its operations and financial reporting

5.	Return of Property and Information. On or before April 1, 2021, Individual shall return to the Company or the Company Parties any and all items of its or their property, including without limitation keys, all copies of work product, or business records, badge/access card, laptop and other computers, software, cellular telephones and personal digital assistants, equipment, credit cards, forms, files, manuals, correspondence, business records, personnel data, lists of employees, salary and benefits information, customer files, lists of suppliers and vendors, price lists, contracts, contract information, marketing plans, brochures, catalogs, training materials, computer tapes and diskettes or other portable media, computer-readable files and data stored on any hard drive or other installed device, and data processing reports, and any and all other documents or property belonging to them which he has had possession of or control over during his employment with the Company.

By signing below, Individual hereby certifies that Individual has migrated all work product to the Company’s server and has not retained any copies on Individual’s devices or laptop computer.

By signing below, Individual represents and warrants that he has provided the Company with a list of all passwords related to Company related accounts and/or password protected information.

6.	General Release by Individual. Individual agrees to and does hereby, for himself and his heirs, executors, administrators, successors and assigns, forever release and discharge the Company and its subsidiaries, related companies, parents, successors and assigns, and each of their officers, directors, agents, employees and former employees, including without limitation each and every subsidiary and affiliate of the Company (herein collectively, “Released Parties”), from any and all claims, debts, promises, agreements, demands, causes of action, attorneys’ fees, losses and expenses of every nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, arising prior to the Effective Date of this Agreement or arising out of or in connection with Individual’s employment and termination of employment from the Company or any affiliate of the Company. This total release to the extent permitted by law includes, but is not limited to, all claims arising directly or indirectly from Individual’s employment with the Company and the termination of that employment; all claims for unpaid wages, including overtime wages, claims or demands related to salary, bonuses, commissions, stock, stock options, claims under any severance or change in control plan, any stock or stock option or other equity or phantom equity grant, agreement or plan, vacation pay, fringe benefits and expense reimbursements pursuant to any federal, North Carolina state or other state or local law or cause of action, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity and any claims for violation of the Age Discrimination in Employment Act, the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act, the Equal Pay Act, the Fair Labor Standards Act, the Rehabilitation Act of 1974, and the Americans With Disabilities Act of 1990.

7.	General Release by Company. Company agrees to and does hereby forever release and discharge the Individual and his heirs and assigns, from any and all claims, debts, promises, agreements, demands, causes of action, attorneys’ fees, losses and expenses of every nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, arising prior to the Effective Date of this Agreement or arising out of or in connection with Individual’s employment and termination of employment from the Company or any affiliate of the Company. This total release to the extent permitted by law includes, but is not limited to, all claims or liability arising directly or indirectly from Individual’s employment with the Company, service as an officer of the Company and the termination of that employment and from payroll tax deficiencies and penalties that the IRS may impose on any “Responsible Party” in his individual capacity.

The parties acknowledge and agree that it was the responsibility of previous CFO, Eric Lederer, to process payroll prior to his termination Individual was not given full access to process the Company’s payroll until after Eric Lederer’s termination date.

8.	Permitted Activities. Notwithstanding any other provision of this Agreement but subject to Individual’s waiver in subparagraph l0(a) below, nothing in this Agreement is intended to, or does, preclude Individual from (i) contacting, reporting to, responding to an inquiry from, filing a charge or complaint with, communicating with, or otherwise participating in an investigation conducted by, the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state, or local governmental agency, commission, or regulatory body; (ii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iii) otherwise making truthful statements as required by law or valid legal process; (iv) engaging in any concerted or other legally protected activities; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law. Accordingly, Individual understands that he will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in sworn testimony, a lawsuit or complaint, or document filed in a lawsuit or other proceeding, if such filing is made under seal. Individual likewise understands that, if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he may disclose the Company’s trade secret(s) to his attorney and use the trade secret information in the court proceeding, if he (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

9.	Confidentiality, Cooperation, Non-Prosecution, and Non-Disparagement.

a.	Confidentiality. Except as requested by the Company, as permitted above, as permitted by law that supersedes the terms of this Agreement, or as compelled by valid legal process, the Company and the Individual shall treat as confidential the fact and terms of this Agreement and circumstances surrounding his separation from employment and shall not disclose such information to any party other than to his spouse or any attorney, accountant, or tax advisor of Individual, if such persons have agreed to keep such information confidential.

b.	Cooperation. Individual shall cooperate fully and completely with the Company or any of the other Released Parties or their successors, at their request and at reasonable times and without unreasonable interference to Individual’s personal or professional endeavors, in all pending and future litigation, investigations, arbitrations, and/or other fact-finding or adjudicative proceedings, public or private, involving the Company or any of the other Released Parties. This obligation includes without limitation Individual promptly meeting with counsel for the Company or the other Released Parties at reasonable times upon their request, and providing testimony in court, before an arbitrator or other convening authority, or upon deposition that is truthful, accurate, and complete, according to information known to him. If Individual appears as a witness in any pending or future litigation, arbitration, or other fact-finding or adjudicative proceeding at the request of the Company or any of the other Released Parties, the Company or the other Released Parties shall reimburse him, upon submission of substantiating documentation, for necessary and reasonable expenses (other than attorneys’ fees) incurred by him as a result of testifying.

c.	Non-Prosecution. Except as requested by the Company, as permitted above, as permitted by law that supersedes the terms of this Agreement, or as compelled by valid legal process, Individual shall not (i) assist, cooperate with, or supply information of any kind to any individual or private-party litigant or their agents or attorneys concerning (A) the employment, terms and conditions, or ending of Individual’s or any other employee’s employment with the Company or any of the other Released Parties or the employment practices of any of the Released Parties; or (B) the business or operations of any of the Released Parties; or (ii) initiate or assist any other person in connection with any investigation, inquiry, or any other action of any kind with respect to any of the Released Parties’ employment practices, businesses, or operations.

d.	Non-Disparagement and Waiver of Related Rights. Except as requested by the Company, as permitted above or by applicable law that may supersede the terms of this Agreement, or as compelled by valid legal process, Individual shall not make to any other party any statement (whether oral, written, electronic, anonymous, on the Internet, or otherwise), which directly or indirectly impugns the quality or integrity of the Company’s or any of the other Released Parties’ business or employment practices, or any other disparaging or derogatory remarks about them. In executing this Agreement, Individual acknowledges and agrees that he has knowingly, voluntarily, and intelligently waived any (i) free speech, free association, free press, or First Amendment to the United States Constitution (including, without limitation, any counterpart or similar provision or right under any State Constitution) rights to disclose, communicate, or publish any statements prohibited by this subparagraph and (ii) right to file a motion to dismiss or pursue any other relief under the North Carolina Citizens Participation Act or similar state law in connection with any Claim filed against him by the Company or any of the other Released Parties, including without limitation any Claim arising from any alleged breach of this Agreement.

Individual agrees that the confidentiality and non-disparagement provision in this Agreement prevent him from discussing matters related to the Company with vendors, press, or others and he shall direct all inquiries to Mike Pruitt for response.

10.	Waiver of Certain Rights.

a.	Right to Relief Not Provided in this Agreement. Individual waives any right to monetary recovery from the Company or the other Released Parties, whether sought directly by him or in the event any administrative agency or other public authority, individual, or group of individuals should pursue any Claim on his behalf; and he shall not request or accept from the Company or the other Released Parties, as compensation or damages related to his employment or the ending of his employment with the Company or the employment practices of any of the other Released Parties, anything of monetary value that is not provided for in this Agreement.

b.	Right to Class- or Collective-Action Initiation or Participation. Individual waives the right to initiate or participate in any class or collective action with respect to any Claim against the Company or the other Released Parties, including without limitation any Claim arising from the formation, continuation, or ending of his employment relationship with the Company or the employment practices of any of the other Released Parties.

11.	No Violations. Individual represents and warrants that he has no knowledge that the Company or any of the other Released Parties has committed or is suspected of committing any act which is or may be in violation of any federal or state law or regulation or has acted in a manner which requires corrective action of any kind. Individual further represents and warrants that he has not informed the Company or any of the other Released Parties of, and that he is unaware of, any alleged violations of their standards of business conduct or personnel policies, of their integrity or ethics policies (or similar policies), or other misconduct by the Company or any of the other Released Parties, that have not been resolved satisfactorily by the Company or the other Released Parties.

12.	Non-Use and Non-Disclosure of Confidential Information. Except as permitted above, Individual shall not at any time use or disclose to any third party any confidential or proprietary information. If it appears Individual will be compelled by law or judicial process to disclose any Confidential Information following the Separation Date, he shall notify Mike Pruitt in writing or email timely upon receipt of a subpoena or other legal process or otherwise act to protect the Confidential Information to the greatest extent reasonably possible. The obligations of Individual under this paragraph shall supplement, rather than supplant, Individual’s obligations concerning Confidential Information under the common law.

13.	Nonadmission of Liability or Wrongdoing. Individual and the Company acknowledge that

(a) this Agreement shall not in any manner constitute an admission of liability or wrongdoing on the part of Individual, the Company or any of the other Released Parties;

(b) Individual and the Company and the other Released Parties expressly deny any such liability or wrongdoing; and, (c) except to the extent necessary to enforce this Agreement, neither this Agreement nor any part of it may be construed, used, or admitted into evidence in any judicial, administrative, or arbitral proceedings as an admission of any kind by Individual, the Company or any of the other Released Parties.

14.	Jury Trial Waiver. THE RELEASING PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST ANY RELEASED PARTY, INCLUDING WITHOUT LIMITATION ANY CLAIM FOR BREACH OR ENFORCEMENT OF THIS AGREEMENT.

15.	Authority to Execute. Individual and the Company represent and warrant that they have the authority to execute this Agreement on behalf of all the Releasing Parties.

16.	Governing Law; Forum; Venue; Severability; Interpretation. This Agreement and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to any conflicts of laws principles. The parties consent to the exclusive jurisdiction of the state and federal courts in the State of North Carolina and agree that the exclusive forum for any dispute arising out of or relating in any way to this Agreement or to Individual’s employment or services to the Company shall be in the courts of the State of North Carolina. The parties agree that this Agreement is performable in Travis County, North Carolina and agree any dispute arising out of or relating in any way to this Agreement or to Individual’s employment or services to the Company shall be brought and maintained only in a court of competent jurisdiction in Travis County, North Carolina. If any provision of this Agreement is held by any court of competent jurisdiction to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions; and in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held by any court of competent jurisdiction to be unenforceable as written but may be made to be enforceable by limitation, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

17.	Assignment. The obligations, rights, and benefits of Individual and under this Agreement are personal to him and shall not be assigned to any person or entity, including without limitation his spouse, without written permission from the Company’s Board of Directors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns. The Company may assign its obligations, rights and benefits under this Agreement.

18.	Nonassignment of Claims and Indemnification. Individual and the Company represent and warrant that they have not assigned or transferred any part of the Claims or rights covered by this Agreement to anyone, including without limitation to Individual’s spouse.

19.	Effective Date. This Agreement shall become effective and enforceable upon the date that Individual signs it (the “Effective Date”), provided that he signs this Agreement on or before the Expiration Date.

20.	Knowing and Voluntary Agreement; Right to Consult an Attorney. Individual acknowledges that (a) he has been advised of his right, and encouraged by this paragraph, to consult with an attorney of his choice before signing this Agreement; (b) he has had a reasonable period in which to consider whether to sign this Agreement; (c) he fully understands the meaning and effect of signing this Agreement; and (d) his signing of this Agreement is knowing and voluntary.

21.	Time To Consider. Individual has twenty-one (21) days to consider whether to sign this Agreement. If Individual signs this Agreement, Individual may revoke the agreement anytime within seven (7) days of signing the agreement by providing written notice of such revocation to Mike Pruitt. If Individual signs this Agreement, this Agreement becomes effective after the end of the seven-day revocation period (“Effective Date”). In the event that the Individual does not sign this Agreement with 21 one days, or revokes this Agreement within 7 days of signing, The individual will immediately refund any amounts paid to him pursuant to this Agreement.

22.	Intended Third-Party Beneficiaries; Definition of Affiliate The Company and each and every subsidiary or affiliate of these entities and the Company are intended to be third-party beneficiaries of this Agreement. For purposes of this Agreement, “affiliate” means, with respect to the person or entity at issue, any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity.

23.	Entire Agreement. This Agreement contains and represents the entire agreement of the parties with respect to its subject matters, and supersedes all prior agreements and understandings, written and oral, between the parties with respect to its subject matters. The Releasing Parties agree that neither Individual, the Company, nor any of the other Released Parties or their representatives has made any promise or representation concerning this Agreement not expressed in this Agreement, and that, in signing this Agreement, they are not relying on any prior oral or written statement or representation by the Releasing Parties, or any of the other Released Parties or their representatives outside of this Agreement and the Company Documents but is instead relying solely on his own judgment and his legal and tax advisors, if any. Notwithstanding anything to the contrary contained herein, the Indemnification Agreement by and between the parties dated July 10, 2020 remains in full force and effect in accordance with its terms.

24.	Modification; Waiver. No provision of this Agreement shall be amended, modified, or waived unless such amendment, modification, or waiver is agreed to in writing and signed by Individual and a duly authorized representative of the Company.

25.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The delivery of this Agreement in the form of a clearly legible facsimile or electronically scanned version by e-mail shall have the same force and effect as delivery of the originally executed document.

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AGREED as of the Effective Date:

COMPANY:

Amergent Hospitality Group, Inc.

By:
Name:	Michael D. Pruitt
Title:	CEO
Date:	March 26, 2021

Patrick Harkleroad
Date:

Exhibit A (This is to Be Signed ON OR AFTER 4/1/2021

SUPPLEMENTAL RELEASE AGREEMENT

This Supplemental Release Agreement (this “Agreement”) is by and between Patrick Harkleroad ( “Individual”), and Amergent Hospitality Group, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Individual was employed by the Company as the position of Chief Financial Officer, and in that capacity, has provided services to the Company.

WHEREAS, the parties then entered into a Separation and Release Agreement to reflect their mutual undertakings, promises, and agreements concerning the post-termination services Individual will provide to the Company and the separation benefits to be provided to Individual upon or by reason of such separation from employment.

NOW, THEREFORE, the post-termination services having concluded, and in consideration for payment to Individual of fifteen thousand dollars ($15,000.00), and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Individual hereby agrees as follows:

TERMS

1.	Individual agrees to and does hereby, for himself and his heirs, executors, administrators, successors and assigns, forever release and discharge the Company and its subsidiaries, related companies, parents, successors and assigns, and each of their officers, directors, agents, employees and former employees, including without limitation Amergent Hospitality and its Board of Directors (herein collectively, “Released Parties”), from any and all claims, debts, promises, agreements, demands, causes of action, attorneys’ fees, losses and expenses of every nature whatsoever, known or unknown, suspected or unsuspected, filed or unfiled, arising after the date of the Separation and Release Agreement and prior to the Effective Date of this Agreement or arising out of or in connection with Individual’s post separation services to the Company. This total release to the extent permitted by law includes, but is not limited to, all claims arising directly or indirectly from Individual’s post-separation services with the Company and the termination of those services; all claims for unpaid wages, including overtime wages, claims or demands related to salary, bonuses, commissions, stock, stock options, claims under any severance or change in control plan, any stock or stock option or other equity or phantom equity grant, agreement or plan, vacation pay, fringe benefits and expense reimbursements pursuant to any federal, North Carolina state or other state or local law or cause of action, including, but not limited to, breach of contract, breach of the implied covenant of good faith and fair dealing, infliction of emotional harm, wrongful discharge, violation of public policy, defamation and impairment of economic opportunity and any claims for violation of the Age Discrimination in Employment Act, the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act, the Equal Pay Act, the Fair Labor Standards Act, the Rehabilitation Act of 1974, and the Americans With Disabilities Act of 1990.

Notwithstanding any other provision of this Agreement but subject to Individual’s waiver in subparagraph 2(a) below, nothing in this Agreement is intended to, or does, preclude Individual from (i) contacting, reporting to, responding to an inquiry from, filing a charge or complaint with, communicating with, or otherwise participating in an investigation conducted by, the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, or any other federal, state, or local governmental agency, commi ssion, or regulatory body; (ii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iii) otherwise making truthful statements as required by law or valid legal process; (iv) engaging in any concerted or other legally protected activities; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose ofreporting or investigating a suspected violation oflaw. Accordingly, Individual understands that he will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in sworn testimony, a lawsuit or complaint, or document filed in a lawsuit or other proceeding, if such filing is made under seal. Individual likewise understands that, if he files a lawsuit for retaliation by the Company for reporting a suspected violation of law, he may disclose the Company’s trade secret(s) to his attorney and use the trade secret information in the court proceeding, if he (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order.

2.	Waiver of Certain Rights.

a.	Right to Relief Not Provided in this Agreement. Individual waives any right to monetary recovery from the Company or the other Released Parties, whether sought directly by him or in the event any administrative agency or other public authority, individual, or group of individuals should pursue any Claim on his behalf; and he shall not request or accept from the Company or the other Released Parties, as compensation or damages related to his post-separation services or the ending of his post-separation services with the Company or the employment practices of any of the other Released Parties, anything of monetary value that is not provided for in this Agreement.

b.	Right to Class- or Collective-Action Initiation or Participation. Individual waives the right to initiate or participate in any class or collective action with respect to any Claim against the Company or the other Released Parties, including without limitation any Claim arising from the formation, continuation, or ending of his post separation services and relationship with the Company or the employment practices of any of the other Released Parties.

3.	No Violations. Individual represents and warrants that he has no knowledge that the Company or any of the other Released Parties has committed or is suspected of committing any act which is or may be in violation of any federal or state law or regulation or has acted in a manner which requires corrective action of any kind. Individual further represents and warrants that he has not informed the Company or any of the other Released Parties of, and that he is unaware of, any alleged violations of their standards of business conduct or personnel policies, of their integrity or ethics policies (or similar policies), or other misconduct by the Company or any of the other Released Parties, that have not been resolved satisfactorily by the Company or the other Released Parties.

4.	Jury Trial Waiver. THE RELEASING PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM AGAINST ANY RELEASED PARTY, INCLUDING WITHOUT LIMITATION ANY CLAIM FOR BREACH OR ENFORCEMENT OF THIS AGREEMENT.

5.	Authority to Execute. Individual and the Company represent and warrant that they have the authority to execute this Agreement on behalf of all the Releasing Parties.

6.	Governing Law; Forum; Venue; Severability; Interpretation. This Agreement and the rights and duties of the parties under it shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to any conflicts of laws principles. The parties consent to the exclusive jurisdiction of the state and federal courts in the State of North Carolina and agree that the exclusive forum for any dispute arising out of or relating in any way to this Agreement or to Individual’s employment or services to the Company shall be in the courts of the State of North Carolina. The parties agree that this Agreement is performable in Travis County, North Carolina and agree any dispute arising out of or relating in any way to this Agreement or to Individual’s employment or services to the Company shall be brought and maintained only in a court of competent jurisdiction in Travis County, North Carolina. If any provision of this Agreement is held by any court of competent jurisdiction to be unenforceable, such provision shall be considered separate, distinct, and severable from the other remaining provisions of this Agreement, and shall not affect the validity or enforceability of such other remaining provisions; and in all other respects, this Agreement shall remain in full force and effect. If any provision of this Agreement is held by any court of competent jurisdiction to be unenforceable as written but may be made to be enforceable by limitation, then such provision shall be enforceable to the maximum extent permitted by applicable law. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

7.	Assignment. The obligations, rights, and benefits of Individual and under this Agreement are personal to him and shall not be assigned to any person or entity, including without limitation his spouse, without written permission from the Company’s Board of Directors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns. The Company may assign its obligations, rights and benefits under this Agreement.

8.	Effective Date. This Agreement shall become effective and enforceable upon the date that Individual signs it (the “Effective Date”), provided that he signs this Agreement on or before the Expiration Date.

9.	Knowing and Voluntary Agreement; Right to Consult an Attorney. Individual acknowledges that (a) he has been advised of his right, and encouraged by this paragraph, to consult with an attorney of his choice before signing this Agreement; (b) he has had a reasonable period in which to consider whether to sign this Agreement; (c) he fully understands the meaning and effect of signing this Agreement; and (d) his signing of this Agreement is knowing and voluntary.

10.	Time To Consider. Individual has twenty-one (21) days to consider whether to sign this Agreement. If Individual signs this Agreement, Individual may revoke the agreement anytime within seven (7) days of signing the agreement by providing written notice of such revocation to Michael D. Pruitt, the Company’s CEO.Iflndividual signs this Agreement, this Agreement becomes effective after the end of the seven-day revocation period (“Effective Date”).

11.	This Agreement Supplements the Severance and Release Agreement. This Agreement supplements but does not supersede or amend or extinguish that certain Severance and Release Agreement between the parties. Notwithstanding anything to the contrary contained herein, the Indemnification Agreement by and between the parties dated July 10, 2020 remains in full force and effect in accordance with its terms.

12.	Modification; Waiver. No provision of this Agreement shall be amended, modified, or waived unless such amendment, modification, or waiver is agreed to in writing and signed by Individual and a duly authorized representative of the Company.

13.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. The delivery of this Agreement in the form of a clearly legible facsimile or electronically scanned version by e-mail shall have the same force and effect as delivery of the originally executed document.

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AGREED as of the Effective Date: